EXHIBIT 10.5

                           THE NEW YORK TIMES COMPANY
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                    PURPOSE

    The Supplemental Executive Retirement Plan is designed to provide a benefit which, when added to the retirement income provided under other Company plans, will ensure the payment of a competitive level of retirement income to key senior executives of The New York Times Company, thereby providing an additional incentive for assuring orderly management succession. Eligibility for participation in the Plan shall be limited to executives designated by the Executive Committee. This Plan shall become effective as of January 1, 1983, and shall be effective as to each Participant on the date he or she is designated as such hereunder.

SECTION I - DEFINITIONS

    1.1. "Basic Plan" means the qualified non-contributory defined benefit pension plan to which the Company makes or has made contributions on behalf of a designated Participant (including, but not limited to, The New York Times Companies Pension Plan, The Guild-Times Pension Plan, The New York Times Company Retirement Annuity Plan) and any excess benefit plan (within the meaning of
Section 3(36) of the Employee Retirement Income Security Act of 1974) pursuant to which the Company makes payments to or on behalf of a designated Participant.

    1.2. "Basic Plan Benefit" means the amount of benefit payable to a Participant under any Basic Plan, assuming immediate commencement of payments as of the date of Retirement, with benefits payable in the form of a straight life annuity.

    1.3. "Committee" means a committee consisting of the Chairman and the President of The New York Times Company, which has been given authority by the Board of Directors to administer this Plan.

    1.4. "Company" means The New York Times Company and its subsidiaries and affiliates.

    1.5. "Final Average Earnings" means the average of a Participant's "Earnings" for the highest five consecutive calendar years out of the last ten years (or the total number of calendar years as a Participant in the Basic Plan if less than five) prior to the year of Retirement under Section 2.1. "Earnings" for any calendar year shall include the Participant's base salary, annual cash bonuses and sales commissions paid during such year, and shall exclude any other compensation (such as deferred incentive compensation under the Long-Range Incentive Plan, retirement units, performance awards under the Executive Incentive Award Plan and stock options under the 1974 Incentive Stock Option Plan, the Employee Stock Purchase Plan and any successor plans) and any contributions to or benefits under this Plan or any other pension, profit-sharing, stock bonus or other plan of deferred compensation; except that amounts deferred under a non-qualified deferred compensation plan and/or amounts which the Company contributes to a plan on behalf of the Participant pursuant to a salary reduction agreement which are not includible in the Participant's gross income under Section 125, 402(e)(3), 492(h) or 403(b) of the Code shall be included.

    1.6. "Key Executive Position" means a position so designated by the Committee.

    1.7. "Participant" means a key senior executive of the Company who has been designated as a Participant by the Committee. An executive shall become a Participant in the Plans as of the date he or she is individually selected by, and specifically named by the Committee for inclusion in the Plan. If a
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participant is reclassified to a responsibility that is not a Key Executive
Position, the Participant's continuing eligibility will be subject to the approval of the Committee.

    1.8. "Plan" means the Company's Supplemental Executive Retirement Plan.

    1.9. "Retirement" means the termination of a Participant's employment with the Company on one of the retirement dates specified in Section 2.1.

    1.10. "Service" means the Participant's service for vesting purposes as defined in the Basic Plan, up to a maximum of 20 years, and shall include any additional service credit in specific situations as may be authorized by the Committee, and approved by the Compensation Committee of the Board.

    1.11. "Surviving Spouse" means the Participant's spouse who qualifies for a surviving spouse's benefit under the Basic Plan in the event of a Participant's death before retirement.

    1.12. The masculine gender, where appearing in the Plan, will be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates the contrary.

SECTION II - ELIGIBILITY FOR BENEFITS

    2.1. Each Participant with ten or more years of Service shall be eligible to retire and receive a benefit under this Plan beginning on one of the following dates:

        (a) "Normal Retirement Date," which is the first day of the month following the month in which the Participant reaches age 65.

        (b) "Early Retirement Date," which is the first day of any month following (i) the Participant's 60th birthday when an election to retire has been made in accordance with Section 4.1(a), or (ii) if the Committee consents to the Participant's early retirement, the Participant's 55th birthday.

        (c) "Postponed Retirement Date," which in the case of a Participant who terminates his employment with the Company after his Normal Retirement Date, is the first day of the month next following the month in which the Participant terminates employment with the Company.

SECTION III - AMOUNT OF AND FORM OF RETIREMENT BENEFIT

AMOUNT OF BENEFIT

    3.1. The annual retirement benefit payable at Normal Retirement Date under the Plan shall equal the excess, if any, of (a) 50% of the Final Average Earnings (prorated at 2.5% times Final Average Earnings times years of Service for Service of less than 20 years) over (b) the sum of the Basic Plan Benefits payable as of the Participant's Normal Retirement Date.

    3.2. The annual benefit payable at an Early Retirement Date shall equal the benefit determined using the formula in Section 3.1, reduced by 4% for each year (1/3 of 1% for each month) benefits commenced prior to age 60, less the sum of the annual Basic Plan Benefits payable as of the Participant's Early Retirement Date.

    3.3. The annual benefit payable at a Postponed Retirement Date shall be equal to the benefit determined in accordance with Section 3.1 based on the Participant's Service and Final Average Earnings as of the Participant's Normal Retirement Date.

FORM OF BENEFIT

    3.4. Retirement Benefits payable under this Plan shall be payable at the same time and in the same manner as benefits under the Basic Plan (except the Level Income options), unless otherwise determined

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by the Company. Once in pay status, a Participant may not change the form of benefit payable under the Plan.

SECTION IV - PAYMENT OF RETIREMENT BENEFITS

    4.1. (a) A Participant with ten or more years of Service who is age 60 or older, may elect to retire under the Plan by giving a minimum of six months' notice to the Committee (unless such notice is waived by the Committee).

         (b) A Participant with ten or more years of Service who is not eligible for early retirement under Section 4.1(a) may request retirement under this Plan as of the first of any month between the ages of 55 and 60, but such request shall be subject to the approval of the Committee which may approve or deny the request based on the needs of the Company. If the request is denied, the Committee and the Participant will defer such Retirement under this Plan for a mutually agreed upon period of time. This will not preclude the right of the Participant to retire under the Basic Plan, in which case the Participant will not be entitled to any benefit hereunder.

    4.2. Benefits payable in accordance with Section III will commence on the Participant's date of Retirement under Section 2.1. Plan payments must begin immediately upon Retirement and may not be deferred. Benefits will continue to be paid on the first day of each succeeding month. The last payment will be on the first day of the month in which the retired Participant dies unless an optional form of benefit was elected in accordance with Section 3.4.

SECTION V - DEATH BENEFITS PAYABLE

    5.1. (a) If a Participant dies while actively employed by the Company or while receiving Long-Term Disability benefits from the Company and (i) a Surviving Spouse is eligible to receive benefits under the provisions of a Basic Plan and (ii) the Participant had ten or more years of Service and (iii) the Participant's age plus Service equalled or exceeded 65, the Surviving Spouse shall be entitled to receive an annual benefit commencing as of the month following the month in which the Participant's death occurs in an amount equal to 50% of the amount of the Participant's accrued benefit as of his date of death determined in accordance with Section III in which case the sum of the Basic Plan Benefits actually payable as of each respective benefit payment date hereunder shall be substituted for the sum of the Basic Plan Benefits payable as of the Participant's Normal Retirement Date. The reduction described in Section
3.2 for the early payment of benefits does not apply to this benefit.

         (b) If there is no Surviving Spouse, but there are dependent children under age 23, or if the Surviving Spouse dies while there are dependent children under age 23, the Surviving Spouse's benefits will be shared equally by each such child until he or she reaches the age of 23.

    5.2. The Surviving Spouse's benefit will be payable monthly, and will commence on the first day of the month following the month in which the Participant dies. The last payment will be made on the first day of the month in which the Surviving Spouse dies, or, where Section 5.1(b) applies, the date a dependent child reaches age 23 or dies.

SECTION VI - FORFEITURE OF BENEFIT

    Notwithstanding any other provision of this Plan, if at any time during which a Participant is entitled to receive payments under the Plan, the Participant elects to engage in any business or practice or become employed in any position, which the Committee, in its sole discretion, deems to be in competition with the Company or any of its business or interests, or which is deemed by the Committee, in its sole discretion, to be otherwise prejudicial to any of its interests, or such Participant fails to make himself available to the Company for reasonable consultation and other services, the Committee, in its sole discretion, may cause the Participant's entire interest in benefits otherwise payable under the Plan

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to be forfeited and discontinued, or may cause the Participant's payments of benefits under the Plan to be limited or suspended until such Participant is no longer engaging in the conduct above or for such other period the Committee finds advisable under the circumstances, or may take any other action the Committee, in its sole discretion, deems appropriate. The decision of the Committee shall be final. The omission or failure of the Committee to exercise this right at any time shall not be deemed a waiver of its right to exercise such right in the future. The exercise of discretion will not create a precedent in any future cases.

SECTION VII - MISCELLANEOUS

    7.1. The Committee may, in its sole discretion, terminate, suspend or amend this Plan at any time or from time to time, in whole or in part. However, no amendment or suspension of the Plan will affect a retired Participant's right or the right of a Surviving Spouse or other beneficiary to continue to receive a benefit in accordance with this Plan as in effect on the date such Participant commenced to receive a benefit under this Plan.

    7.2. Nothing contained herein will confer upon any Participant or other employee the right to be retained in the service of the Company nor will it interfere with the right of the Company to discharge or otherwise deal with Participants and other employees without regard to the existence of this Plan.

    7.3. This Plan is intended to meet the Employee Retirement Income Security Act's definition of "an unfunded plan for management or other highly compensated individuals" and, as such, the Company will make Plan benefit payments solely on a current disbursement basis out of general assets of the Company.

    7.4. To the maximum extent permitted by law, no benefit under this Plan will be assignable or subject in any manner to alienation, sale, transfer, claims of creditors, pledge, attachment or encumbrances of any kind.

    7.5. The Committee may adopt rules and regulations to assist it in the administration of the Plan.

    7.6. This Plan is established under and will be construed according to the laws of the State of New York.

    7.7. CLAIMS. If any Participant, beneficiary or other properly interested party is in disagreement with any determination that has been made under the Plan, a claim may be presented, but only in accordance with the procedures set forth herein.

    (a) ORIGINAL CLAIM. Any Participant, beneficiary or other properly interested party may, if he/she so desires, file with the Committee a written claim for benefits or a determination under the Plan. Within ninety (90) days after the filing of such a claim, the Committee shall notify the claimant in writing whether the claim is upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred eighty (180) days from the date the claim was filed) to reach a decision in the claim. If the claim is denied in whole or in part, the Committee shall state in writing:

        (i) the reasons for the denial;

        (ii) the references to the pertinent provisions of this Plan on which the denial is based;

        (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

        (iv) an explanation of the claim review procedure set forth in this section.

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    (b) CLAIM REVIEW PROCEDURE. Within sixty (60) days after receipt of notice that a claim has been denied in whole or in part, the claimant may file with the Committee a written request for a review and may, in conjunction therewith, submit written issues and comments. Within sixty (60) days after the filing of such a request for review, the Committee shall notify the claimant in writing whether, upon review, the claim was upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred twenty (120) days from the date the request for review was filed) to reach a decision on the request for review.

    (c) GENERAL RULES.

        (i) No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the foregoing claims procedure. The Committee may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Committee upon request.

        (ii) All decisions on claims and on requests for a review of denied claims shall be made by the Committee. The decisions of the Committee shall be final, binding and conclusive upon all persons.

        (iii) The decision of the Committee on a claim and on a request for a review of a denied claim shall be served on the claimant in writing. If a decision or notice is not received by a claimant within the time specified, the claim or request for a review of a denied claim shall be deemed to have been denied.

        (iv) Prior to filing a claim or a request for a review of a denied claim, the claimant or the claimant's representative shall have a reasonable opportunity to review a copy of this Plan and all other pertinent documents in the possession of the Company and the Committee.

        (v) The individuals serving on the Committee shall, except as prohibited by law, be indemnified and held harmless by the employer from any and all liabilities, costs, and expenses (including legal fees), to the extent not covered by liability insurance arising out of any action taken by any individual of this Committee with respect to this Plan, unless such liability arises from the individual's claim for such individual's own benefit, the proven gross negligence, bad faith, or (if the individual had reasonable cause to believe such conduct was unlawful) the criminal conduct of such individual. This indemnification shall continue as to an individual who has ceased to be a member of the Committee for the employer and shall enure to the benefit of the heirs, executors and administrators of such an individual.

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